Exhibit 99.1

For Global Payments

Investor Relations Contact: Jane M. Elliott

770 829-8234 Voice

investor.relations@globalpay.com

Media Relations Contact: Phyllis McNeill

770 829-8245 Voice

phyllis.mcneill@globalpay.com

For Palladium Equity Partners

Media Relations Contacts: David Lilly and Lyndsey Estin

Kekst and Company

212-521-4800 Voice

Global Payments Enters into Agreement to Sell its Money Transfer Businesses

Atlanta November 18, 2009 – Global Payments Inc. (NYSE: GPN), a leading provider of electronic transaction processing solutions, announced today that it has signed an agreement to sell its DolEx- and Europhil-branded money transfer businesses to an affiliate of Palladium Equity Partners, LLC.

Under the terms of the agreement, Global Payments will receive proceeds in the range of $85 million to $110 million based on the operating performance of the business determined at the time of closing, which is subject to customary regulatory approvals including the consent to the transaction by the issuers of money transfer licenses in many of the states and countries where DolEx or Europhil currently operates.

Global Payments’ Chairman and Chief Executive Officer, Paul R. Garcia, said, “This transaction will allow us to focus exclusively on our ongoing strategy of expanding our merchant acquiring presence around the world, and as such, we intend to reinvest the sale proceeds in future merchant acquiring growth opportunities.”

The Company plans to report the results of the Money Transfer business as Discontinued Operations. Excluding the Money Transfer segment, the Company’s expectations for full year

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Global Payments Enters into Agreement to Sell its Money Transfer Businesses

November 18, 2009

fiscal 2010 revenue growth would increase to 7% to 10% or $1,565 million to $1,615 million and full year fiscal 2010 diluted earnings from continuing operations per share growth increase to 10% to 15%, or $2.31 to $2.42 (See Schedule 1 for further details). The Company plans to share further financial details, including certain non-cash charges related to the divesture on its upcoming fiscal second quarter earnings call scheduled for January 7, 2010.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe, and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the United States and Europe to destinations in Latin America, Morocco, and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

Palladium Equity Partners, LLC, along with its affiliates (“Palladium”) targets investments in business services companies as well as in financial services, consumer/retail, food/restaurants, healthcare, manufacturing and media businesses. Palladium has a focus on companies that are well-positioned to capitalize on the fast-growing U.S. Hispanic market. The principals of Palladium have directed investments of over $2.0 billion of equity in more than 60 portfolio companies over the last two decades. For more information about Palladium, please visit www.palladiumequity.com.

This announcement may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: the effect of economic conditions in the United States and Spain relative to Latino immigrants, foreign currency exchange risks and their effect on the anticipated earnings in the money transfer segment; and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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